Exhibit 99.1
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                              PITNEY BOWES TO ACQUIRE IMAGITAS

     STAMFORD, Conn. May 12, 2005- Pitney Bowes Inc. (NYSE:PBI) today signed a definitive agreement to acquire 100% of the stock of Imagitas, Inc. for approximately $230 million, net of unrestricted cash on the balance sheet of Imagitas. Imagitas is a marketing services company that specializes in using the mail to help companies connect with hard to reach consumers. Imagitas will become a wholly-owned subsidiary of Pitney Bowes within its Global Business Services segment, continuing to operate under its current management. Subject to satisfaction of regulatory and other customary conditions, the transaction is expected to close by the end of second quarter 2005.

     This acquisition is another example of the company's implementation of its growth strategies, according to Michael J. Critelli, Chairman and CEO of Pitney Bowes. "The acquisition of Imagitas helps us expand our presence in the mailstream, and add to the array of valuable services that we currently deliver to our customers. We are helping large mailers optimize the power of mail to grow their business by combining the expertise, relationships and marketing channels of Imagitas, with our mailing and document management systems, software and services. This acquisition expands our presence in direct mail applications and leverages our leading mail services network."

     Imagitas, headquartered in Waltham, MA, forms strategic partnerships with organizations such as Departments of Motor Vehicles and the U.S. Postal Service, that are looking to improve customer communication and provide customers with alternative options for completing required processes remotely. Imagitas creates information-packed kits to guide recipients through designated processes including mail-in forms, valuable information about how to complete the process and interact with the organization, and relevant offers from co-marketing partners of Imagitas across a broad range of industries such as retail, automotive and financial services. The privately-held company had revenue of approximately $87 million in 2004 and employs about 100 people.
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     According to Brett Matthews, current CEO and founder of Imagitas, "We are excited about becoming part of Pitney Bowes. We specialize in matching life events and marketing information and services that are most relevant to the individual at the time. We are excited about how our overall expertise and services fit with Pitney Bowes mailstream management strategy for its customers. Together our customers will benefit from a wider range of services designed to produce a higher return on their mailing investment."

     Pitney Bowes is the world's leading provider of integrated mail and document management systems, services and solutions. The $5.1 billion company helps organizations of all sizes efficiently and effectively manage their mission-critical mail and document flow in physical, digital and hybrid formats. Its solutions range from addressing software and metering systems to print stream management, electronic bill presentment and presort mail services. The company's 85 years of technological leadership have produced many major innovations in the mailing industry, and it is consistently on the Intellectual Property Owner's list of top U.S. patent holders. With approximately 35,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations. Visit www.pb.com for more information on the company.

     The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about growth strategies, market expansion, etc. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2004 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.